SUB-ITEM 77Q3

AIM Independence 2020 Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number: 811-2699
Series No.:  20



74U.  1 Number of shares outstanding (000's Omitted)
        Class A                      1,076
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                        224
        Class C                        211
        Class R                        240
        Class Y                          2
        Institutional Class              1


74V.  1 Net asset value per share (to nearest cent)
        Class A                      $7.38
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                      $7.31
        Class C                      $7.30
        Class R                      $7.36
        Class Y                      $7.39
        Institutional Class          $7.41